Exhibit 99.1

March 14, 2018 FOR IMMEDIATE RELEASE	For more information: Linda L. Tasseff Director, Investor Relations (904) 858-2639 ltasseff@steinmart.com

Stein Mart, Inc. Reports Fourth Quarter and Fiscal 2017 Results

Provides First-Half Guidance

•	Q4 operating income of $4.1 million compared to operating loss of $8.1 million in 2016

•	Q4 adjusted operating income of $7.3 million grew $14.3 million over 2016

•	Q4 gross profit expanded 380 basis points

•	Year-end borrowings $26 million lower than last year

JACKSONVILLE, Fla. – Stein Mart, Inc. (NASDAQ: SMRT) today announced financial results for the fourth quarter and fiscal year ended February 3, 2018.

Operating income for the fourth quarter of 2017 was $4.1 million compared to an operating loss of $8.1 million in 2016. Fourth quarter results include non-cash pretax asset impairment charges of $3.2 million in 2017 compared to $1.2 million in 2016. Excluding these charges, adjusted operating income for the fourth quarter was $7.3 million, up $14.3 million from the adjusted operating loss of $7.0 million in 2016 (see Note 1).

Net loss for the fourth quarter was $0.4 million or $0.01 per diluted share compared to a net loss of $4.9 million or $0.11 per diluted share in 2016. In addition to the asset impairment charges noted above, fourth quarter 2017 results also include $2.2 million higher income tax expense related to the Tax Cuts and Jobs Act of 2017 (“Tax Act”) (see below). Excluding these expenses, fourth quarter adjusted net income was $3.7 million or $0.08 per diluted share in 2017 compared to adjusted net loss of $4.2 million or $0.09 diluted loss per share in 2016 (see Note 1).

Adjusted earnings before interest, income taxes, depreciation and amortization (“EBITDA”) for the fourth quarter was $15.4 million compared to $2.1 million in 2016 (see Note 1).

“2017 was a year of transition that positions us for the future. We have updated our assortment and improved inventory productivity through reduced inventory levels, changes to receipt flow and better markdown practices. We also launched a new advertising campaign, cut expenses and capital spending, and expanded e-Commerce by adding ship-from-store fulfillment,” said Hunt Hawkins, CEO. “These changes allowed us to achieve meaningful fourth quarter adjusted operating income that grew $14.3 million from last year driven by gross profit expansion and even greater growth in our merchandise margins.”

“We are encouraged by the sales trend we saw in February and early March driven by very strong regular-priced selling, particularly in our warm weather and resort markets where spring selling begins. These leading indicators give us confidence that comparable sales trends will dramatically improve in the first quarter as spring regular-price selling builds in other markets. With improved first quarter comparable sales, our gross profit expansion and continued expense control, we expect first-half operating income in excess of $8 million, most of which will occur in the first quarter.”

Sales

Total sales for the fourth quarter of 2017 decreased 0.2 percent to $384.9 million, while comparable store sales decreased 5.4 percent. Total sales for the year decreased 3.1 percent to $1.32 billion for 2017, while comparable store sales decreased 6.2 percent. The month of January included a 53rd week in fiscal 2017, creating a 14-week fourth quarter. Comparable store sales are based on 13 and 52-week comparisons to fiscal 2016.

Gross Profit

Gross profit for the fourth quarter of 2017 was $102.4 million or 26.6 percent of sales compared to $87.9 million or 22.8 percent of sales in 2016. The 380 basis point improvement in the gross profit rate was primarily due to a higher merchandise margin rate from reduced markdowns and better inventory productivity.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses for the fourth quarter of 2017 were $98.3 million compared to $96.1 million in 2016. Excluding expenses related to this year’s additional 53rd week and asset impairment charges, SG&A expenses decreased $2.9 million for the quarter.

Income Taxes

The fiscal 2017 effective tax rate was 32.5%, which includes $1.7 million of expense related to the Tax Act. The additional expense consists of a $2.4 million valuation allowance against deferred tax assets, net of a $0.7 million benefit for reduced corporate income tax rates on existing net deferred tax assets and liabilities. The establishment of a valuation allowance does not have an impact on our cash position, nor does it preclude us from using our loss carryforwards, tax credits or other deferred tax assets in the future. Excluding the impact of the Tax Act, the fiscal 2017 effective tax rate was 38.3%.

Income tax expense for the fourth quarter includes $2.2 million higher expense related to the Tax Act items.

Balance Sheet

Inventories were $270 million at the end of 2017 compared to $291 million last year. Average inventories per store were down 10 percent to last year and will continue to be down substantially in the first quarter.

Capital expenditures totaled $21.2 million in 2017 compared to $42.4 million in 2016. For fiscal 2018, we expect capital expenditures to be approximately $10 million as we focus on being even more efficient with our cash investments.

Borrowings under our credit facilities and short-term obligations were $156 million at the end of 2017 compared to $182 million at the end of last year. Unused availability at the end of 2017 was $57 million. 2018 availability will be positively impacted by improved operating results, lower inventories, and other working capital management. Availability has been impacted by credit restraints from certain vendors and their factors. As our operating results improve, we expect these restraints will lessen.

Today the Company announced that it has entered into a new $50 million term loan with Gordon Brothers Finance Company that replaces $25 million of borrowings under the current credit agreement with Wells Fargo Bank. The Company expects the new term loan will increase availability up to $25 million.

Store Activity

We had 293 stores at the end of 2017 compared to 290 at the end of 2016. We opened nine new stores and closed six stores in 2017. For fiscal 2018, we plan to close four to six stores and open two new stores in the fall.

First Half 2018 Outlook

We expect the following factors to influence our business in the first half of 2018 compared to the first half of 2017:

•	We anticipate flat to low single-digit increases in comparable sales driven by much higher regular-price selling

•	We expect gross profit expansion of approximately 200 basis points

•	SG&A expenses are expected to be slightly lower, inclusive of higher ecommerce and advertising expenses

•	Interest expense is estimated to be $2 million higher

Based on the above factors, we expect first-half operating income to be in excess of $8 million compared to an operating loss of $11.5 million in 2016.

Filing of Form 10-K

Reported results are preliminary and not final until the filing of our Form 10-K for the fiscal year ended February 3, 2018 with the Securities and Exchange Commission (“SEC”), and therefore remain subject to adjustment.

Conference Call

A conference call to discuss the Company’s fourth quarter and fiscal 2017 results will be held at 4:30 p.m. ET on March 14, 2018. The call may be heard on the investor relations portion of the Company’s website at http://ir.steinmart.com. A replay of the conference call will be available on the website through April 30, 2018.

Investor Presentation

Stein Mart’s fourth quarter 2017 investor presentation has been posted to the investor relations portion of the Company’s website at http://ir.steinmart.com.

About Stein Mart

Stein Mart, Inc. is a national specialty off-price retailer offering designer and name-brand fashion apparel, home décor, accessories and shoes at everyday discount prices. Stein Mart provides real value that customers love every day both in stores and online. For more information, please visit www.steinmart.com.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this release may be forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart’s actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation: dependence on our ability to purchase merchandise at competitive terms through relationships with our vendors and their factors, consumer sensitivity to economic conditions, competition in the retail industry, changes in fashion trends and consumer preferences, ability to implement our strategic plans to sustain profitable growth, effectiveness of advertising and marketing, capital availability and debt levels, dividend impact on stock price, ability to negotiate acceptable lease terms with current and potential landlords, ability to successfully implement strategies to exit under-performing stores, extreme and/or unseasonable weather conditions, adequate sources of merchandise at acceptable prices, dependence on certain key personnel and ability to attract and retain qualified employees, impacts of seasonality, increases in the cost of compensation and employee benefits, disruption of the Company’s distribution process, dependence on imported merchandise, information technology failures, data security breaches, single supplier for shoe department, single provider for ecommerce website, acts of terrorism, ability to adapt to new regulatory compliance and disclosure obligations, material weaknesses in internal control over financial reporting and other risks and uncertainties described in the Company’s filings with the SEC.

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Stein Mart, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	14 Weeks Ended February 3, 2018	13 Weeks Ended January 28, 2017	53 Weeks Ended February 3, 2018	52 Weeks Ended January 28, 2017
Net sales	$384,867	$385,518	$1,318,633	$1,360,518
Cost of merchandise sold	282,419	297,581	987,692	1,001,539

Gross profit	102,448	87,937	330,941	358,979
Selling, general and administrative expenses	98,322	96,065	362,175	355,413

Operating income (loss)	4,126	(8,128)	(31,234)	3,566
Interest expense, net	1,351	1,086	4,788	3,884

Income (Loss) before income taxes	2,775	(9,214)	(36,022)	(318)
Income tax expense (benefit)	3,190	(4,307)	(11,698)	(719)

Net (loss) income	$(415)	$(4,907)	$(24,324)	$401

Net (loss) income per share:
Basic	$(0.01)	$(0.11)	$(0.52)	$0.01

Diluted	$(0.01)	$(0.11)	$(0.52)	$0.01

Weighted-average shares outstanding:
Basic	46,482	45,981	46,342	45,785

Diluted	46,482	45,981	46,342	46,597

Stein Mart, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share and per share data)

	February 3, 2018	January 28, 2017
ASSETS
Current assets:
Cash and cash equivalents	$10,400	$10,604
Inventories	270,237	291,110
Prepaid expenses and other current assets	24,194	30,249

Total current assets	304,831	331,963
Property and equipment, net	151,128	165,542
Other assets	24,973	30,344

Total assets	$480,932	$527,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$119,388	$114,419
Current portion of debt	13,738	10,000
Accrued expenses and other current liabilities	76,058	72,772

Total current liabilities	209,184	197,191
Long-term debt	142,387	171,792
Deferred rent	40,860	41,774
Other liabilities	40,214	46,832

Total liabilities	432,645	457,589

COMMITMENTS AND CONTINGENCIES
Shareholders’ equity:
Preferred stock—$.01 par value; 1,000,000 shares authorized; no shares issued or outstanding
Common stock—$.01 par value; 100,000,000 shares authorized; 47,978,275 and 47,018,942 shares issued and outstanding, respectively	480	470
Additional paid-in capital	56,002	50,241
Retained (deficit) earnings	(7,949)	19,853
Accumulated other comprehensive loss	(246)	(304)

Total shareholders’ equity	48,287	70,260

Total liabilities and shareholders’ equity	$480,932	$527,849

Stein Mart, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	53 Weeks Ended February 3, 2018	52 Weeks Ended January 28, 2017
Cash flows from operating activities:	(Unaudited)	(Unaudited)
Net (loss) income	$(24,324)	$401
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	32,333	32,600
Share-based compensation	5,691	7,923
Store closing charges	168	145
Impairment of property and other assets	3,792	1,433
Loss on disposal of property and equipment	329	191
Deferred income taxes	(3,222)	1,835
Tax expense from equity issuances	—	(874)
Excess tax benefits from share-based compensation	—	(86)
Changes in assets and liabilities:
Inventories	20,873	2,498
Prepaid expenses and other current assets	6,055	(12,469)
Other assets	2,254	(1,408)
Accounts payable	5,096	8,785
Accrued expenses and other current liabilities	3,404	4,249
Other liabilities	(4,737)	14,974

Net cash provided by operating activities	47,712	60,197

Cash flows from investing activities:
Net acquisition of property and equipment	(21,244)	(42,378)
Proceeds from cancelled corporate owned life insurance policies	2,760	388
Proceeds from sale of assets	—	3,178

Net cash used in investing activities	(18,484)	(38,812)

Cash flows from financing activities:
Proceeds from borrowings	474,529	453,800
Repayments of debt	(500,238)	(462,200)
Cash dividends paid	(3,639)	(14,700)
Capital lease payments	(164)	—
Excess tax benefits from share-based compensation	—	86
Proceeds from exercise of stock options and other	328	2,071
Repurchase of common stock	(248)	(1,668)

Net cash used in financing activities	(29,432)	(22,611)

Net decrease in cash and cash equivalents	(204)	(1,226)
Cash and cash equivalents at beginning of year	10,604	11,830

Cash and cash equivalents at end of year	$10,400	$10,604

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Note 1 – Adjusted Results

We report our consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude those items detailed below, may provide a more meaningful measure to compare our results of operations between periods. We believe these non-GAAP results provide useful information to both management and investors by excluding certain items that impact comparability of the results.

Reconciliation of Operating (Loss) Income, Net (Loss) Income and Diluted EPS from GAAP Basis to Adjusted Non-GAAP Basis

Unaudited (in thousands, except for share data)

	14 Weeks Ended February 3, 2018				13 Weeks Ended January 28, 2017
	Operating Income (Loss)	Tax (Benefit) Provision	Net (Loss) Income	Diluted EPS	Operating Income (Loss)	Tax (Benefit) Provision	Net (Loss) Income	Diluted EPS
GAAP Basis	$4,126	$3,190	($415)	($0.01)	($8,128)	($4,307)	($4,907)	($0.11)
Adjustments:
Asset impairment charges	3,152	1,162	1,990	0.04	1,156	439	717	0.02
Impact of Tax Act (1)	—	2,167	2,167	0.05	—	—	—	—

Total adjustments	3,152	3,329	4,156	0.09	1,156	439	717	0.02

Adjusted Non-GAAP Basis	$7,278	$6,519	$3,741	$0.08	($6,972)	($3,868)	($4,190)	($0.09)

	53 Weeks Ended February 3, 2018				52 Weeks Ended January 28, 2017
	Operating Income (Loss)	Tax (Benefit) Provision	Net (Loss) Income	Diluted EPS	Operating Income	Tax (Benefit) Provision	Net Income	Diluted EPS
GAAP Basis	($31,234)	($11,698)	($24,324)	($0.52)	$3,566	($719)	$401	$0.01
Adjustments:
Asset impairment charges	3,792	1,398	2,394	0.05	1,433	545	888	0.02
Impact of Tax Act (1)	—	1,724	1,724	0.03	—	—	—	—

Total adjustments	3,792	2,798	4,118	0.08	1,433	545	888	0.02

Adjusted Non-GAAP Basis	($27,442)	($8,576)	($20,206)	($0.44)	$4,999	($174)	$1,289	$0.03

(1)	Represents impacts of the Tax Cuts and Jobs Act of 2017.

Note 2: Adjusted EBITDA

EBITDA is defined as earnings before interest, income taxes, depreciation and amortization. EBITDA is not a measure of financial performance under GAAP. However, we present EBITDA in this release because we consider it to be an important supplemental measure of our performance and because it is frequently used by analysts, investors and others to evaluate the performance of companies. EBITDA is not calculated in the same manner by all companies. EBITDA should be used as a supplement to results of operations and cash flows as reported under GAAP and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

The following table shows the Company’s reconciliation of Net Income to EBITDA and Adjusted EBITDA which are considered Non-GAAP financial measures. Adjusted EBITDA excludes non-cash items (impairment charges), significant non-recurring unusual items (such as legal settlements) and new stores investments (pre-opening costs).

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA Unaudited (in thousands)
	14 Weeks Ended Feb. 3, 2018	13 Weeks Ended Jan. 28, 2017	53 Weeks Ended Feb. 3, 2018	52 Weeks Ended Jan. 28, 2017
Net (loss) income	($415)	($4,907)	($24,324)	$401
Add back amounts for computation of EBITDA:
Interest expense, net	1,351	1,086	4,788	3,884
Income tax (benefit) expense	3,190	(4,307)	(11,698)	(719)
Depreciation and amortization	8,079	8,964	32,333	32,600

EBITDA	12,205	836	1,099	36,166

Adjustments:
Non-cash impairment charges	3,152	1,156	3,792	1,433
Expense related to legal settlements	—	99	67	1,993
Executive severance	—	—	—	1,440
New store pre-opening costs	4	—	2,167	3,546

Total adjustments	3,156	1,255	6,026	8,412

Adjusted EBITDA	$15,361	$2,091	$7,125	$44,578